Exhibit 8

                   Opinion and Consent of Independent Auditors



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Registration Statement dated June 18, 1999 on Form S-6 of our report dated March 31, 1999, on our audit of the financial statements (statutory basis) of Acacia National Life Insurance Company as of and for the years ended December 31, 1998 and 1997 and our report dated April 30, 1999 on our audit of the financial statements of Acacia National Variable Life Insurance Separate Account I as of December 31, 1998 and for the years ended December 31, 1998 and 1997. We also consent to the reference to our Firm under the caption "Experts".


                                             /s/PricewaterhouseCoopers
Washington, D.C.
June 16, 1999